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                                                                   Exhibit 5.1



                              September 20, 2000



Aviation Group, Inc.
700 North Pearl Street
Suite 2170
Dallas, Texas 75201

     Re:  Registration Statement on Form S-4 (File No. 333-40352)

Gentlemen:

We refer to the Form S-4 Registration Statement of Aviation Group, Inc., a Texas corporation (the "Company"), filed with the Securities and Exchange Commission, and the Joint Proxy Statement/Prospectus and Prospectus Supplement contained therein (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, 135,000,000 shares of the Company's common stock, $0.01 par value per share (the "Common Shares") and 2,160 shares of the Company's Series C convertible preferred stock, $0.01 par value (the "Series C Preferred Shares"). The Common Shares are to be issued in exchange for exchangeable shares (the "Exchangeable Shares") of travelbyus.com ltd., an Ontario corporation ("travelbyus") that are to be issued in connection with a proposed arrangement under Ontario, Canada law (the "Arrangement") pursuant to the Arrangement Agreement and Plan of Arrangement, dated as of May 3, 2000 (the "Arrangement Agreement"), between the Company, travelbyus and the Company's subsidiary, Aviation Group Canada Ltd. The Series C Preferred Shares are to be issued pursuant to an exchange offer (the "Exchange Offer") made in connection with the Arrangement whereby holders of outstanding shares of the Company's Series B preferred stock (the "Series B Preferred Shares") may exchange their Series B Preferred Shares for Series C Preferred Shares on a one-to-one ratio.

We note that, pursuant to the terms of the Arrangement Agreement, (i) the issuance of the Common Shares is dependent upon approval by the Company's shareholders of an amendment to the Company's articles of incorporation increasing the number of authorized Common Shares, (ii) the issuance of the Series C Preferred Shares is dependent upon approval by the Company's shareholders as required by the rules of the Nasdaq Stock Market, Inc. to maintain the Company's listing on the Nasdaq SmallCap Market, and (iii) the issuance of both the Common Shares and the Series C Preferred Shares is dependent upon shareholder approval of and the subsequent consummation of the Arrangement.
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Aviation Group, Inc.
September 20, 2000
Page 2


We have examined copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation and Amended and Restated Bylaws, including any and all amendments thereto, and minutes of applicable meetings of the shareholders and the board of directors of the Company, or written consents in lieu of such meetings, together with such other corporate records and certificates of public officials and of officers of the Company as we have deemed relevant for the purposes of this opinion. For purposes of our opinions herein, we have assumed that all relevant corporate actions heretofore taken by the Company remain in full force and effect at all relevant times with respect to the matters opined on herein, and that the Arrangement is properly approved and consummated as contemplated in the Arrangement Agreement.

Based upon the foregoing, and giving regard to the legal considerations that we deem relevant, it is our opinion that:

1. Assuming that the increase in number of Common Shares described in the Registration Statement is properly approved and effected, all necessary corporate actions on the part of the Company will have been taken to authorize the issuance of the Common Shares in exchange for Exchangeable Shares.

2. Assuming that the increase in the authorized number of Common Shares described in the Registration Statement is properly approved and effected, and that the issuance of the Series C Preferred Shares is approved by the appropriate number of shareholders of the Company, all necessary corporate actions on the part of the Company will have been taken to authorize the issuance of the Series C Preferred Shares in exchange for the Series B Preferred Shares.

3. Assuming that the increase in the authorized number of Common Shares described in the Registration Statement is properly approved and effected, if and when the Common Shares are issued and delivered by the Company in accordance with the terms and conditions of the Exchangeable Shares and as contemplated by the Registration Statement, the Common Shares will be legally issued, fully paid, and nonassessable.

4. Assuming that the increase in the authorized number of Common Shares described in the Registration Statement is properly approved and effected, and that the issuance of the Series C Shares is approved by the appropriate number of shareholders of the Company, if and when the Series C Preferred Shares are issued and delivered by the Company in accordance with the terms and conditions of the Exchange Offer and as contemplated by the Registration Statement, the Series C Preferred Shares will be legally issued, fully paid, and nonassessable.
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Aviation Group, Inc.
September 20, 2000
Page 3


5. Assuming that the Series C Preferred Shares are converted in accordance with the terms thereof, the Common Shares to be issued upon such conversion will be legally issued, fully paid and nonassessable.

We are attorneys admitted to practice in the State of Texas. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of Texas. This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a
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consequence, this opinion letter is subject to a number of definitions, assumptions, qualifications, limitations and exclusions, more particularly described in the Accord and should be read in conjunction therewith.

We hereby consent to the reference to us under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus and the Prospectus Supplement, which constitute a part of the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Sincerely,

                              JENKENS & GILCHRIST,
                              a Professional Corporation



                              By: /s/ Daryl B. Robertson
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                                  Daryl B. Robertson, Authorized Signatory